EXHIBIT 99.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

This joint filing agreement and power of attorney (this “Agreement”) is made and entered into as of this 11th day of February, 2022, by and among Rocket Internet Growth Opportunities Sponsor GmbH, Atrium 122. Europaische VV SE, Brillant 3087. SE & Co. Verwaltungs KG, Rocket Internet SE, Global Founders GmbH, Rocata GmbH and Zerena GmbH.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A ordinary shares, $0.0001 par value per share, of Rocket Internet Growth Opportunities Corp. (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13G and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Know all men by these presents, that each party hereto hereby constitutes and appoints each of Arnd Lodowicks and Janine Behrnd, each acting alone, as the true and lawful attorney-in-fact and agent of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (i) to execute any and all filings relating to securities of the Company required by such party under Section 13 of the Securities Exchange Act of 1934 (“Act”) or any rule or regulation thereunder (including any amendment, supplement and/or exhibit thereto) for, in the name of and on behalf of such party, (ii) to do and perform any and all acts for, in the name of and on behalf of such party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements and/or exhibits and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits and/or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange) and (iv) to perform any and all other acts that said attorney-in-fact or agent determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of such party, is not assuming any responsibility of such party to comply with Section 13 of the Act or any rule or regulation thereunder.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Rocket Internet Growth Opportunities Sponsor GmbH

By:	/s/ Arnd Lodowicks
Name:	Arnd Lodowicks
Title:	Managing Director

Atrium 122. Europaische VV SE

By:	/s/ Arnd Lodowicks
Name:	Arnd Lodowicks
Title:	Executive Director

Brillant 3087. SE & Co. Verwaltungs KG Represented by its General Partner, Rocket Internet SE

By:	/s/ Janine Behrnd
Name:	Janine Behrnd
Title:	General Proxy Holder

By:	/s/ Arnd Lodowicks
Name:	Arnd Lodowicks
Title:	General Proxy Holder

Rocket Internet SE

By:	/s/ Janine Behrnd
Name:	Janine Behrnd
Title:	General Proxy Holder

By:	/s/ Arnd Lodowicks
Name:	Arnd Lodowicks
Title:	General Proxy Holder

Global Founders GmbH

By:	/s/ Nadja Zinkeisen
Name:	Nadja Zinkeisen
Title:	Authorized Officer

By:	/s/ Marc Samwer
Name:	Marc Samwer
Title:	Authorized Officer

Rocata GmbH

By:	/s/ Nadja Zinkeisen
Name:	Nadja Zinkeisen
Title:	Authorized Officer

By:	/s/ Marc Samwer
Name:	Marc Samwer
Title:	Authorized Officer

Zerena GmbH

By:	/s/ Nadja Zinkeisen
Name:	Nadja Zinkeisen
Title:	Authorized Officer

By:	/s/ Marc Samwer
Name:	Marc Samwer
Title:	Authorized Officer